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                                                                    EXHIBIT 3.04


                               AUTOWEB.COM, INC.


                           Certificate of Designation
                                       of
                                Preferred Stock

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law


     Autoweb.com, Inc., a Delaware corporation, (the "Corporation"), does hereby certify that, pursuant to the authority contained in Article IV of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, the Corporation's Board of Directors has duly adopted the following resolution creating four separate series of Preferred Stock designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

     Resolved, that the Corporation hereby designate and create four (4) separate series of the authorized Preferred Stock designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as follows:

     A.  Series of Preferred Stock.  Of the thirteen million six hundred forty-
         -------------------------
nine thousand nine hundred seventy-six (13,649,976) shares of Preferred Stock, par value $0.001 per share, authorized to be issued by the Corporation, two million four hundred seventy-four thousand four hundred eighty-six (2,474,486) shares are hereby designated as "Series A Preferred Stock," two million five hundred fifty thousand (2,550,000) shares are hereby designated as "Series B Preferred Stock," two million three hundred sixty-nine thousand nine hundred sixty-nine (2,369,969) shares are hereby designated as "Series C Preferred Stock" and one million two hundred fifty-five thousand five hundred twenty-one (1,255,521) shares are hereby designated "Series D Preferred Stock." The rights, preferences, privileges and restrictions granted to and imposed upon the respective classes and series of the Corporation's capital stock are set forth below in Article B.

     B.  Rights, Preference and Restrictions of Preferred Stock.  The rights,
         ------------------------------------------------------
preferences, restrictions and other matters relating to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are as follows:

          1.   Dividend Provisions.  The holders of outstanding shares of Series
               -------------------
A, Series B, Series C and Series D Convertible Preferred Stock each shall be entitled to receive dividends on such shares as within each Series, if and when declared by the Board of Directors; provided, however, that such amounts shall be paid, if at all, only as part of a payment pursuant to subsection B.2 or subsection B.3 below. Holders of the outstanding shares of Series D Convertible Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at the annual rate of $0.237 per share of Series
D Convertible Preferred Stock that shall accrue from day to day, whether or not earned or declared. Holders of
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                                                            Autoweb.com Delaware
                                                      Certificate of Designation

the outstanding shares of Series C Convertible Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at the annual rate of $0.21097 per share of Series C Convertible Preferred Stock that shall accrue from day to day, whether or not earned or declared. Holders of the outstanding shares of Series B Convertible Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at the annual rate of $0.204 per share of Series B Convertible Preferred Stock that shall accrue from day to day, whether or not earned or declared. Holders of outstanding shares of Series A Convertible Preferred Stock shall be entitled to receive cumulative dividends, when and if declared by the Board of Directors, out of any assets legally available therefor, at the annual rate of $0.012 per share of Series A Convertible Preferred Stock. The holders of such outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock shall be entitled to such dividends on the Series A, Series B, Series C and Series D Convertible Preferred Stock prior to and in preference to any declaration or payment of any dividend on the Common Stock of the Corporation. Any and all such dividends payable on the Series A, Series B, Series C or Series D Convertible Preferred Stock shall be made on the basis of adjustments to the Series A, Series B, Series C or Series D Convertible Preferred Stock to reflect subsequent stock dividends, stock splits, recapitalizations and the like. Notwithstanding the foregoing, the holders of the outstanding shares of Series A, Series B, Series C and Series D Convertible Preferred Stock shall also be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series A, Series B, Series C and Series D Convertible Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series A, Series B, Series C and Series D Convertible Preferred Stock is then convertible).

          2.   Liquidation Preference.
               ----------------------

          (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A, Series B. Series C and Series D Convertible Preferred Stock shall be entitled to receive, in equal preference, before any distribution or payment is made to the holders of Common Stock (A) for each share of Series A Convertible Preferred Stock held by such holders, an amount equal to the sum of (i) $0.12 (adjusted to reflect subsequent stock dividends, stock splits, reorganizations and the like) and (ii) all accrued and accumulated but unpaid dividends, whether declared or not, on such share (the "Series A Preferred Return"), such aggregate amount payable with respect to each share of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Payment," (B) for each share of Series B Convertible Preferred Stock held by such holders, an amount equal to the sum of (i) $2.04211155 (adjusted to reflect subsequent stock dividends, stock splits, reorganizations and the like) and (ii) all accrued and accumulated but unpaid dividends, whether declared or not, on such share (the "Series B Preferred Return"), such aggregate amount payable with respect to each share of Series B Convertible Preferred Stock being sometimes referred to as the "Series B Liquidation Payment," (C) for each share of Series C Convertible Preferred Stock held by such holders, an amount equal to the sum of (i) $2.1097 (adjusted to reflect subsequent stock dividends, stock splits, reorganizations and the like) and (ii)

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                                                            Autoweb.com Delaware
                                                      Certificate of Designation

all accrued and accumulated but unpaid dividends, whether declared or not, on such share (the "Series C Preferred Return"), such aggregate amount payable with respect to each share of Series C Convertible Preferred Stock being sometimes referred to as the "Series C Liquidation Payment" and (D) for each share of Series D Convertible Preferred Stock held by such holders, an amount equal to the sum of (i) $2.37 (adjusted to reflect subsequent stock dividends, stock splits, reorganizations and the like) and (ii) all accrued and accumulated but unpaid dividends, whether declared or not, on such share (the "Series D Preferred Return"), such aggregate amount payable with respect to each share of Series D Convertible Preferred Stock being sometimes referred to as the "Series D Liquidation Payment." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A, Series B, Series C and Series D Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series A, Series B, Series C and Series D Convertible Preferred Stock of the Series A Liquidation Payment, the Series B Liquidation Payment, the Series C Liquidation Payment and the Series D Liquidation Payment, respectively, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A, Series B, Series C and Series D Convertible Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A, Series B, Series C and Series D Convertible Preferred Stock shall have been paid the Series A Liquidation Payment, the Series B Liquidation Payment, the Series C Liquidation Payment and the Series D Liquidation Payment, respectively, the remaining net assets of the Corporation shall be distributed to the holders of Common Stock, Series A, Series B, Series C and Series D Convertible Preferred Stock ratably as if all shares of Preferred Stock had been converted into Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Series A Liquidation Payment, Series B Liquidation Payment, Series C Liquidation Payment and the Series D Liquidation Payment and the place where said Series A Liquidation Payment, Series B Liquidation Payment, Series C Liquidation Payment and Series D Liquidation Payment shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of Series A, Series B. Series C and Series D Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown on the records of the Corporation. The consolidation, reorganization or merger (or similar transaction or series of transactions) of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction) which results in the Corporation's shareholders immediately prior to such transaction holding less than 50% of the voting power of the surviving or continuing entity, or the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this
Section 2.

          (b)  (i)   In any of such events, if the consideration received by the
Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

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                                                            Autoweb.com Delaware
                                                      Certificate of Designation

                     (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

                           (1)  If traded on a securities exchange or through
the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                           (2)  If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                           (3)  If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock (voting together on an as-converted basis).

                     (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of each of the then outstanding shares of the Series A, Series B, Series C and Series D Convertible Preferred Stock (voting together on an as-converted basis).

               (ii) In the event the requirements of this subsection 2(b) are not complied with, the Corporation shall forthwith either:

                     (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

                     (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A, Series B, Series C and Series D Convertible Preferred Stock shall revert to and be the same as such rights. preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(a) hereof.

          3.   Redemption.  The shares of Series A, Series B, Series C and
               ----------
Series D Convertible redeemed as follows:

          (a) Optional Redemption.  Commencing at any time on or after June 30,
              -------------------
2003 and prior to June 30, 2006, upon the option and written election of any holder of the Series A, Series B, Series C and Series D Convertible Preferred Stock, the Corporation shall redeem in three (3) annual installments (each payment date being referred to herein as a "Redemption Date") that number of outstanding shares of Series A, Series B, Series C and Series D Convertible Preferred Stock requested to be redeemed by such holder, at the price and terms

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                                                            Autoweb.com Delaware
                                                      Certificate of Designation

stated in this Section 3. Subject to the following provisions of this Section 3, the number of shares of Series A, Series B, Series C and Series D Convertible Preferred Stock that the Corporation shall be required to redeem on any one Redemption Date shall be equal, respectively, to the amounts determined (i) by dividing (x) the number of shares of Series A Convertible Preferred Stock outstanding immediately prior to such Redemption Date that have been requested to be redeemed pursuant to this Section 3(a) by (y) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); (ii) by dividing (x) the number of shares of Series B Convertible Preferred Stock outstanding immediately prior to such Redemption Date that have been requested to be redeemed pursuant to this Section 3(a) by (y) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); (iii) by dividing (x) the number of shares of Series C Convertible Preferred Stock outstanding immediately prior to such Redemption Date that have been requested to be redeemed pursuant to this Section 3(a) by
(y) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); and (iv) by dividing (x) the number of shares of Series D Convertible Preferred Stock outstanding immediately prior to such Redemption Date that have been requested to be redeemed pursuant to this Section 3(a) by (y) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies).

          (b) Redemption Price and Payment.  The shares of Series A, Series B.
              ----------------------------
Series C and Series D Convertible Preferred Stock shall be redeemed by paying for each share in cash an amount equal to the price at which the first share of such series of Preferred Stock was issued ("Original Purchase Price") plus, for each such share, an amount equal to all dividends accumulated thereon, whether declared or not, minus dividends declared and paid thereon, computed to such Redemption Date, such amount being referred to herein as the "Redemption Price." Such payment shall be made in full on the applicable Redemption Date to the holders entitled thereto. If the funds of the Corporation legally available for redemption of the shares of the Series A, Series B, Series C and Series D Convertible Preferred Stock are insufficient to redeem the total number of shares of Series A. Series B, Series C and Series D Convertible Preferred Stock on such date, each redemption of shares of Series A, Series B, Series C and Series D Convertible Preferred Stock shall be made so that the number of shares of Series A, Series B, Series C and Series D Convertible Preferred Stock held by each registered holder requesting redemption pursuant to Section 3(a) shall be reduced in the same proportion that the total number of shares of Series A, Series B, Series C and Series D Convertible Preferred Stock then held by such registered holder bears to the aggregate number of shares of Series A, Series B, Series C and Series D Convertible Preferred Stock then held by the holders of Series A, Series B, Series C and Series D Convertible Preferred Stock requesting redemption. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the Series A, Series B, Series C and Series D Convertible Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          (c) Equitable Adjustment.  The Series A, Series B, Series C and Series
              --------------------
D Redemption Prices set forth in this Section 3 shall be subject to adjustment for equitable dividends, combinations, reorganizations, recapitalizations, reclassifications, or other similar

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                                                            Autoweb.com Delaware
                                                      Certificate of Designation

events involving a change in the Series A, Series B, Series C and Series D Convertible Preferred Stock, as the case may be.

          (d) Redemption Mechanics.  If the holders of the outstanding shares of
              --------------------
Series A, Series B, Series C and Series D Convertible Preferred Stock elect to have the Corporation redeem a portion or all of their outstanding shares of Preferred Stock as aforesaid, written notice to that effect shall be given by such holders to the Corporation at least sixty (60) days prior to the Redemption Date, which notice shall also set forth the date fixed for redemption pursuant to this Section 3. If such notice is given, then at least forty-five (45) days prior to the Redemption Date, written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, postage prepaid, by the Corporation to each other holder of record of the Series A, Series B, Series C and Series D Convertible Preferred Stock, at its address shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Series A, Series B. Series C and Series D Convertible Preferred Stock as provided in Section 3(a) hereof. The Redemption Notice shall contain the following information:

               (i) the number of shares of Series A, Series B, Series C and Series D Convertible Preferred Stock which are to be redeemed by the Corporation and the total number of shares of Series A, Series B, Series C or Series D Convertible Preferred Stock held by all other holders; and

               (ii) the Redemption Date and the applicable Series A, Series B, Series C and Series D Redemption Prices.

Following receipt of the Redemption Notice, additional holders may elect to participate in the redemption by delivery of written notice to that effect given by such holders to the Corporation at least twenty (20) days prior to the Redemption Date. Three (3) days prior to the applicable Redemption Date, the Corporation shall deposit the applicable Redemption Price of the Series A, Series B, Series C or Series D Convertible Preferred Stock surrendered for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares surrendered for redemption and not yet redeemed. Simultaneously, this Corporation shall deposit irrevocable instructions and authority to such bank or trust company to publish the Redemption Notice thereof (or to complete such publication if theretofore commenced) and to pay, on and after the Redemption Date, the Redemption Price of the Series A, Series B, Series C or Series D Convertible Preferred Stock to the holders thereof upon surrender of their certificates. Any moneys deposited by the Corporation pursuant to this Section 3(d) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 4 no later than the close of business on the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 3(d) remaining unclaimed at the expiration of one year following the Redemption Date shall thereafter be returned to the Corporation, provided that the stockholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series A, Series B, Series C or Series D Convertible Preferred

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                                                            Autoweb.com Delaware
                                                      Certificate of Designation

Stock and payment of any bond requested by the Corporation, to receive such monies, but without interest, from the Redemption Date.

          (e)  Surrender of Certificates.  Each holder of shares of Series A,
               -------------------------
Series B, Series C and Series D Convertible Preferred Stock to be redeemed shall surrender the certificate(s) representing such shares to the Corporation, and, thereupon, the Redemption Price for such shares as set forth in this Section 3 shall be paid to the order of the person whose name appears on such certificate(s), and each surrendered certificate shall be canceled and retired. In the event some, but not all, of the shares of Preferred Stock represented by a certificate(s) surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A, Series B, Series C or Series D Convertible Preferred Stock which were not redeemed.

          (f)  Dividends and Conversion After Redemption.  From and after the
               -----------------------------------------
later of (i) the Redemption Date or (ii) forty-five (45) days from the date the Corporation shall have given the Redemption Notice, unless there has been a default in payment of the Redemption Price, no shares of Preferred Stock designated for redemption shall be entitled to any further dividends pursuant to
Section 3 hereof or to the conversion provisions set forth in Section 4 hereof.

          (g)  Redeemed or Otherwise Acquired Shares to be Retired.  Any shares
               ---------------------------------------------------
of Preferred Stock redeemed pursuant to this Section 3 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate actions as may be necessary to reduce accordingly the number of authorized shares of Series A, Series B, Series C and Series D Convertible Preferred Stock.

          4.  Conversion.  The holders of outstanding shares of Series A, Series
              ----------
B, Series C and Series D Convertible Preferred Stock shall have the following conversion rights:

          (a)  Right to Convert.  Subject to the terms and conditions of this
               ----------------
Section 4, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option and at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock to be converted by $0.12; and (ii) dividing the result by the conversion price of $0.12 per share or, in case an adjustment of such conversion price has taken place pursuant to the further provisions of this Section 4, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such conversion price, or such conversion price as last adjusted, being referred to as the "Series A Conversion Price"). Subject to the terms and conditions of this Section 4, the holder of any share or shares of Series B Convertible Preferred Stock shall have the right, at its option and at any time, to convert any such shares of Series B Convertible

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                                                            Autoweb.com Delaware
                                                      Certificate of Designation

Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series B Convertible Preferred Stock to be converted by $2.04211155; and (ii) dividing the result by the conversion price of $1.1037298 per share or, in case an adjustment of such conversion price has taken place pursuant to the further provisions of this
Section 4, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such conversion price, or such conversion price as last adjusted, being referred to as the "Series B Conversion Price"). Subject to the terms and conditions of this Section 4, the holder of any share or shares of Series C Convertible Preferred Stock shall have the right, at its option and at any time, to convert any such shares of Series C Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series C Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series C Convertible Preferred Stock to be converted by $2.1097; and (ii) dividing the result by the conversion price of $1.8413695 per share or, in case an adjustment of such conversion price has taken place pursuant to the further provisions of this
Section 4, then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Convertible Preferred Stock are surrendered for conversion (such conversion price, or such conversion price as last adjusted, being referred to as the "Series C Conversion Price"). Subject to the terms and conditions of this Section 4, the holder of any share or shares of Series D Convertible Preferred Stock shall have the right, at its option and at any time, to convert any such shares of Series D Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series D Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series D Convertible Preferred Stock to be converted by $2.37; and (ii) dividing the result by the conversion price of $2.37 per share or, in case an adjustment of such conversion price has taken place pursuant to the further provisions of this Section 4, then by the conversion price as last adjusted and in effect at the date any share or shares of Series D Convertible Preferred Stock are surrendered for conversion (such conversion price, or such conversion price as last adjusted, being referred to as the "Series D Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice to the Corporation that the holder elects to convert a stated number of shares of Series A, Series B, Series C or Series D Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A, Series B, Series C or Series D Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

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                                                            Autoweb.com Delaware
                                                      Certificate of Designation

          (b)  Issuance of Certificates, Time Conversion Effected.  Promptly
               --------------------------------------------------
after the receipt of the written notice referred to in Section 4(a) and surrender of the certificate or certificates for the share or shares of Series A, Series B, Series C or Series D Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A, Series B, Series C or Series D Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price, as applicable, shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A. Series B, Series C or Series D Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. In the event the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A, Series B, Series C or Series D Convertible Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person entitled to receive the Common Stock upon conversion of the Series A, Series B, Series C or Series D Convertible Preferred Stock shall not be deemed to have converted such shares of Series A, Series B, Series C or Series D Convertible Preferred Stock until immediately prior to the closing of such sale of securities.

          (c)  Fractional Shares; Dividends; Partial Conversion.  No fractional
               ------------------------------------------------
shares shall be issued upon conversion of Series A, Series B, Series C or Series D Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock in lieu of such fractional share issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding dividends accrued and unpaid on the shares of Series A, Series B, Series C or Series D Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in Section 4(b). In case the number of shares of Series A, Series B, Series C or Series D Convertible Preferred Stock are represented by the certificate or certificates surrendered pursuant to Section 4(b) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A, Series B, Series C or Series D Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional shares of Common Stock would, except for the provisions of the first sentence of this Section 4(c), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A, Series B, Series C or Series D Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

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                                                            Autoweb.com Delaware
                                                      Certificate of Designation

          (d)  Adjustment of Price Upon Certain Dilutive Issuances of Common
               -------------------------------------------------------------
Stock. Except as provided in Section 4(e), if and whenever the Corporation
-----
shall issue or sell, or is, in accordance with Sections 4(d)(i) through 4(d)(vii), deemed to have issued or sold, any shares of Common Stock (the "Additional Shares") for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price shall be reduced, as the case may be, to the price (to the nearest tenth of a cent) determined by the following formula:

                                         CS  +  C
                                                -----
                  CP(2) = CP(1)*                CP(1)
                                       ----------------------
                                         CS  +  AS

where:

(1)    CP(l) = the conversion price for such series of Preferred Stock in effect on the date immediately prior to such issue of Additional Shares;

(2)    CP(2) = the conversion price for such series of Preferred Stock as so adjusted;

(3)    CS    = the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Shares (including shares of Common Stock issuable upon conversion or exercise of any Convertible Securities (as defined below) (which includes such series of Preferred Stock), or upon exercise of Options (as defined below));

(4)    C       the aggregate consideration, if any, received by the Corporation upon such issue or sale by the Corporation of the Additional
               Shares, provided that if such shares are issued without consideration, then C shall be zero (0); and

(5)    AS    = the number of such Additional Shares so issued by the
               Corporation.

     For purposes of this Section 4(d), the following Sections 4(d)(i) to 4(d)(vii) shall also be applicable:

               (i)   Issuance of Rights or Options.  In case at any time the
                     -----------------------------
Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of

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                                                            Autoweb.com Delaware
                                                      Certificate of Designation

such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options, assuming the satisfaction of any conditions to exercisability including, without limitation, the passage of time) shall be less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in Section 4(d)(iii), no adjustment of the Applicable Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               (ii)  Issuance of Convertible Securities. In case the Corporation
                     ----------------------------------
shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and therefore deemed to be outstanding provided that (a) except as otherwise provided in Section 4(d)(iii), no adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, shall be made, upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, have been or are to be made pursuant to other provisions of Section 4(d), no further adjustment of the Series A Conversion Price, Series B Conversion

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                                                            Autoweb.com Delaware
                                                      Certificate of Designation

Price, Series C Conversion Price or Series D Conversion Price shall be made by reason of such issue or sale.

               (iii) Change in Option Price or Conversion Rate.  Upon the
                     -----------------------------------------
happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 4(d)(i), the additional consideration. if any, payable upon the conversion or exchange of Securities referred to in
Section 4(d)(i) or 4(d)(ii), or the rate at which Convertible Securities referred to in Section 4(d)(i) or 4(d)(ii) are, convertible, into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in effect at the time of such event shall forthwith be readjusted to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price then in effect hereunder shall forthwith be increased to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

               (iv)  Stock Dividends.  In case the Corporation shall declare a
                     ---------------
dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold at a price per share equal to $.01.

               (v)   Consideration for Stock. In case any shares of Common
                     -----------------------
Stock, Options or Convertible Securities to be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is

                                                            Autoweb.com Delaware
                                                      Certificate of Designation

allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

               (vi)  Record Date. In case the Corporation shall take a record of
                     -----------
the holders of its Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (vii) Treasury Shares.  The disposition of any shares of Common
                     ---------------
Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Common Stock for the purpose of this Section 4(d).

          (e)  Certain Issues of Common Stock Excepted.  Anything herein to the
               ---------------------------------------
contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in the case of the issuance from and after the date of filing of these Restated Articles of the following issuances of its securities: (1) up to an aggregate of 2,970,894 shares of Common Stock (adjusted to reflect subsequent stock splits, stock dividends, recapitalizations and the like) to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation pursuant to a stock grant, stock option, restricted stock purchase agreement, stock appreciation right. stock option plan, restricted stock plan, stock purchase plan or other employee stock incentive program or agreement approved by the Board of Directors of the Corporation, plus such number of shares of Common Stock which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor; (ii) the conversion or exercise of any securities which are outstanding as of the date of the filing of these Restated Articles or (iii) any other transaction which is approved by the Corporation's Board of Directors (including all directors elected by holders of Series A, Series B and Series C Convertible Preferred Stock pursuant to Section 5 hereof).

          (f)  Subdivision or Combination of Common Stock.  In case the
               ------------------------------------------
Corporation shall at any time subdivide (by any stock split stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and. conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in effect immediately prior to such combination shall be

                                                            Autoweb.com Delaware
                                                      Certificate of Designation

proportionately increased. In the event of any such subdivision or combination, no further adjustment shall be made pursuant to Section (4)(d)(iv) by reason thereof.

          (g)  Reorganization or Reclassification. If any capital reorganization
               ----------------------------------
or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A, Series B. Series C and Series D Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A, Series B, Series C and Series D Convertible Preferred Stock, respectively, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          (h)  Notice of Adjustment.  Upon any adjustment of the Series A
               --------------------
Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, then and in each such case the Corporation shall give written notice thereof, by mailing such notice by United States Postal Service via Certified or Registered Mail, Return Receipt Requested, addressed to each holder of shares of Series A, Series B, Series C and Series D Convertible Preferred Stock at the address of such holder as shown on, the books of the Corporation, which notice shall state the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          (i)  Other Notices.  In case at any time:
               -------------

               (i) the Corporation shall declare any dividend upon its Common Stock payable in cash, stock, Options or Convertible Securities or make any other distribution to the holders of its Common Stock;

               (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights,

               (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                                                            Autoweb.com Delaware
                                                      Certificate of Designation

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give. by mailing such notice(s) by United States Postal Service via Certified or Registered Mail, Return Receipt Requested, addressed to each holder of any shares of Series A, Series B, Series C and Series D Convertible Preferred Stock at the address of such holder as shown on the books, or the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

          (j)  Stock to be Reserved.  The Corporation will at all times reserve
               --------------------
and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A, Series B, Series C and Series D Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A, Series B, Series C and Series D Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and. without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A, Series B, Series C and Series D Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Restated Articles.

          (k)  No Reissuance of Series A. Series B, Series C or Series D
               ---------------------------------------------------------
Convertible Preferred Stock.  Shares of Series A, Series B, Series C or Series D
---------------------------
Convertible

                                                            Autoweb.com Delaware
                                                      Certificate of Designation

Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

          (1)  Definition of Common Stock.  As used in this Section 4, the term
               --------------------------
"Common Stock" shall mean and include the Corporation's authorized Common Stock as constituted on the date of filing of these terms of the Series A, Series B, Series C and Series D Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A, Series B, Series C and Series D Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 4(g).

          (m)  Mandatory Conversion.  Upon the earlier of (i) the closing by the
               --------------------
Corporation of a firm commitment underwritten public offering of shares of Common Stock in which the aggregate price received for such shares by the Corporation (net of underwriting discounts and commissions and offering expenses) shall be at least $15,000,000 and at a price per common share of at least $5.52 (subject to adjustment for stock splits, stock dividends, recapitalizations and the like) ("Qualified IPO"), and (ii) the date on which the holders of at least three-fourths of the then outstanding shares of Preferred Stock (voting together on an as-converted basis) consent in writing to such conversion then, effective upon such event, all outstanding shares of Series A, Series B, Series C and Series D Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this
Section 4 and holders of shares of Series A, Series B, Series C and Series D Convertible Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividend and payment in lieu of fractional shares to which such holder may be entitled pursuant to Section 4(c). Until such time as a holder of shares of Series A, Series B, Series C and Series D Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

          5.   Voting Rights
               -------------

               (a)  General Voting Rights. Except as may be otherwise provided
                    ---------------------
in the Restated Articles or bylaws, the Series A, Series B, Series C and Series D Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A, Series B, Series C and Series D Convertible Preferred Stock shall entitle the holder

                                                            Autoweb.com Delaware
                                                      Certificate of Designation

thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A. Series B, Series C and Series D Convertible Preferred Stock is then convertible.

          (b)  Voting for the Election of Directors.  The holders of each of the
               ------------------------------------
Series A, Series B and Series C Convertible Preferred Stock, each voting as a separate series, shall each be entitled to elect one director of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of the director to be elected solely by the holders of the Series A Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series B Convertible Preferred Stock then outstanding shall constitute a quorum of the Series B Convertible Preferred Stock for the election of the director to be elected solely by the holders of the Series B Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Series B Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series B Convertible Preferred Stock. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series C Convertible Preferred Stock then outstanding shall constitute a quorum of the Series C Convertible Preferred Stock for the election of the director to be elected solely by the holders of the Series C Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Series C Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series C Convertible Preferred Stock. The holders of shares of Common Stock, voting as a separate class, shall be entitled to elect two directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of director(s) to be elected solely by the holders of the Common Stock. A vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock. The holders of the outstanding Common Stock and Preferred Stock, voting together as a single class, shall be entitled to elect all other members of the Corporation's Board of Directors. The voting rights set forth in this Section 5(b) shall terminate automatically upon the closing of the sale of shares of Common Stock of the Corporation pursuant to a Qualified IPO.

          6.   Protective Provisions.  At any time when shares of Series A,
               ---------------------
Series B, Series C or Series D Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles and in addition to any other vote required by law or the Restated Articles, without the approval of the holders of at least a majority of the then outstanding shares of Series A, Series B, Series C and Series D Convertible Preferred Stock, given in writing or by

                                                            Autoweb.com Delaware
                                                      Certificate of Designation

vote at a meeting, consenting or voting (as the case may be) together as a class, the Corporation will not:

               (i) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A, Series B, Series C and Series D Convertible Preferred Stock as to the rights, preferences, privileges and powers of such series of Preferred Stock, or change the authorized amount of the Series A, Series B, Series C and Series D Convertible Preferred Stock and Common Stock or change the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A, Series B, Series C and Series D Convertible Preferred Stock as to the rights, preferences, privileges and powers of such series of Preferred Stock, or create or authorize any obligation or security convertible into shares of Series A, Series B, Series C and Series D Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A, Series B, Series C and Series D Convertible Preferred Stock as to the rights,, preferences, privileges and powers of such series of Preferred Stock, whether any such creation, authorization or increase shall be by means of amendment to the Restated Articles or by merger, consolidation or otherwise;

               (ii) Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets;

               (iii) Amend, alter or repeal its Restated Articles if the effect would be detrimental or adverse in any manner with respect to the rights, preferences, privileges or powers of the holders of the Series A, Series B, Series C and Series D Convertible Preferred Stock;

               (iv) sell, convey, or otherwise dispose of or encumber all of substantially all of its property or business or merger into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series or related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of,

               (v) Redeem or otherwise acquire any shares of Series A, Series B, Series C and Series D Convertible Preferred Stock except pursuant to Section 3 hereof,

               (vi) Redeem or otherwise acquire any shares of Common Stock, except for the Corporation purchasing such shares at cost from employees, directors and consultants pursuant to standard agreements of the Corporation under which the Corporation has the option to repurchase such shares at cost or at cost upon termination of employment; or

               (vii) Declare any dividends on the Common Stock of the Corporation.

In addition, a majority of the outstanding shares of a series of Preferred Stock shall be required to (i) amend or waive any provision of the Corporation's Restated Articles or Bylaws that adversely

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                                                            Autoweb.com Delaware
                                                      Certificate of Designation

affects the rights, preferences or privileges of that series of Preferred Stock in a manner different from that of the other series of Preferred Stock or (ii) increase the authorized number of shares of any series of Preferred Stock.

          7.   Status of Converted Stock.  In the event any shares of Preferred
               -------------------------
Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by this Corporation. The Articles of Incorporation of this Corporation shall be appropriately amended to affect the corresponding reduction in this Corporation's authorized capital stock.

          8.   Repurchase of Shares. Each holder of Preferred Stock shall, by
               --------------------
virtue of its acceptance of a stock certificate evidencing Preferred Stock, be deemed to have consented to distributions made by this Corporation for repurchase by this Corporation of its Common Stock pursuant to its agreements with certain of the holders thereof.



          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed and attested by its duly authorized officers this _____ day of __________, 1999.



                                       ________________________________
                                       Dean A. DeBiase, President
                                       and Chief Executive Officer